Exhibit 107

CALCULATION OF FILING FEE TABLE

FORM S-3
(Form Type)

EHEALTH, INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Carry Forward Securities
Carry Forward Securities	Equity	Common stock, par value $0.001 per share	415(a)(6)	(1)	(2)	(2)			S-3	333-267048	September 7, 2022	—
Carry Forward Securities	Equity	Preferred Stock, par value $0.001 per share	415(a)(6)	(1)	(2)	(2)			S-3	333-267048	September 7, 2022	—
Carry Forward Securities	Debt	Debt Securities	415(a)(6)	(1)	(2)	(2)			S-3	333-267048	September 7, 2022	—
Carry Forward Securities	Equity	Depositary Shares	415(a)(6)	(1)	(2)	(2)			S-3	333-267048	September 7, 2022	—
Carry Forward Securities	Equity	Warrants	415(a)(6)	(1)	(2)	(2)			S-3	333-267048	September 7, 2022	—
Carry Forward Securities	Other	Subscription Rights	415(a)(6)	(1)	(2)	(2)			S-3	333-267048	September 7, 2022	—
Carry Forward Securities	Other	Purchase Contracts	415(a)(6)	(1)	(2)	(2)			S-3	333-267048	September 7, 2022	—
Carry Forward Securities	Other	Units	415(a)(6)	(1)	(2)	(2)			S-3	333-267048	September 7, 2022	—
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	$300,000,000 (3)	—	$300,000,000 (3)			S-3	333-267048	September 7, 2022	$27,810 (3)
	Total Offering Amounts					$300,000,000		—
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							—

(1) The securities registered hereunder include such indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) debt securities, (d) depositary shares, (e) warrants to purchase common stock, preferred stock, debt securities or depositary shares of the registrant, (f) subscription rights to purchase common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities of the registrant, (g) purchase contracts and (h) units consisting of some or all of these securities, as may be sold from time to time by the registrant. The securities registered hereunder also include an indeterminate number of shares of common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of the registrant’s securities that become issuable by reason of any share splits, share dividends or similar transactions.

(2) The proposed maximum offering price per security and proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.

(3) Pursuant to the Securities Act, the securities being registered hereunder include $300,000,000 of unsold securities (collectively, the “Unsold Securities”), previously registered for offer and sale under the registrant’s registration statement on Form S-3 (File No. 333-267048), which was originally filed with the Securities and Exchange Commission on August 24, 2022 and declared effective on September 7, 2022 (the “Prior Registration Statement”). In connection with the filing of the Prior Registration Statement, the registrant paid a registration fee of $27,810, all of which relate to the Unsold Securities. In accordance with Question 212.24 of the Securities and Exchange Commission, Division of Corporation Finance’s Compliance and Disclosure Interpretations regarding Securities Act Rules, the registrant is not required to pay any additional fee with respect to the $300,000,000 of unsold securities being included in this registration statement in reliance on Rule 415(a)(6), because such unsold securities (and associated fees) are being carried forward from the Prior Registration Statement to this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the $27,810.00 registration fee previously paid by the registrant relating to the Unsold Securities included on this registration statement will continue to be applied to such Unsold Securities. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities under the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) under the Securities Act and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.